As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXXUS LIGHTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

59-3046866

(I.R.S. Employer Identification No.)

124 FLOYD SMITH DRIVE, SUITE 300, CHARLOTTE, NORTH CAROLINA 28262

(Address of Principal Executive Offices) (Zip Code)

2003 Stock Incentive Plan

(Full Title of the Plan)

Michael A. Bauer

President and Chief Executive Officer

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina 28262

Orlando, Florida 32819

(Name and Address of Agent For Service)

(704) 405-0416

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Suzan A. Abramson, Esq.

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 N. Eola Drive

Orlando, Florida 32801

(407) 843-4600

(Facsimile) (407) 843-4444

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $.001 per share	220,000 shares	$8.20	$1,804,000	$70.90

(1)	This Registration Statement shall also cover any additional shares of the registrant’s common stock which become issuable under the 2003 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Nexxus Lighting, Inc.’s outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low prices of the registrant’s common stock as reported by the Nasdaq Capital Market on May 6, 2008.

Explanatory Note

This Registration Statement on Form S-8 is being filed with respect to the Registrant’s 2003 Stock Incentive Plan (the “Plan”) for the purpose of registering an additional 220,000 shares of common stock, $.001 par value, of Nexxus Lighting, Inc. (the “Common Stock”) authorized for issuance under the Plan. We previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-123984) on April 11, 2005 in order to register shares of our Common Stock issuable under the Plan. The contents of such earlier Registration Statement are incorporated herein by reference.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I will be sent or given to eligible participants in the Plan, as specified by Rule 428(b) of the Securities Act of 1933, as amended (the “Securities Act”). Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by us are incorporated by reference herein:

(a)	our Annual Report on Form 10-KSB for the year ended December 31, 2007;

(b)	our Current Reports on Form 8-K filed on January 10, 2008, February 14, 2008 and May 5, 2008;

(c)	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2007; and

(d)	the description of our Common Stock set forth in our Registration Statement on Form 8-A declared effective by the Securities Exchange Commission on March 22, 1994, including any amendment, supplement or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit No.	Description
5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. regarding the legality of the Common Stock being registered.

10.1	2003 Stock Incentive Plan (incorporated by reference to Exhibit A of our definitive proxy statement on Schedule 14A filed on April 16, 2004).

10.2	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 23, 2007).

23.1	Consent of Cross, Fernandez & Riley, LLP.

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 8th day of May, 2008.

NEXXUS LIGHTING, INC.

By:	/s/ Michael A. Bauer
Name:	Michael A. Bauer
Title:	Chief Executive Officer and President

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Bauer and John Oakley, jointly and severally, his attorney-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael A. Bauer	Chief Executive Officer and President, Director	May 8, 2008
Michael A. Bauer

	Chairman of the Board of Directors	, 2008
Brett M. Kingstone

/s/ Edgar Protiva	Director	May 8, 2008
Edgar Protiva

/s/ Brian McCann	Director	May 8, 2008
Brian McCann

/s/ Fritz Zeck	Director	May 8, 2008
Fritz Zeck

/s/ Anthony Nicolosi	Director	May 8, 2008
Anthony Nicolosi

/s/ Anthony T. Castor III	Director	May 8, 2008
Anthony T. Castor III

/s/ John Oakley	Chief Financial Officer	May 8, 2008
John Oakley

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. regarding the legality of the Common Stock being registered.

10.1	2003 Stock Incentive Plan (incorporated by reference to Exhibit A of our definitive proxy statement on Schedule 14A filed on April 16, 2004).

10.2	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 23, 2007).

23.1	Consent of Cross, Fernandez & Riley, LLP.

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).